                                                                    Exhibit 10.1

                                 CIDERA,INC.


                      1998 FOUNDERS STOCK INCENTIVE PLAN

                           (AS AMENDED AND RESTATED)

                               Table Of Contents
                                  (CONTENTS)

                                                                           Page

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ARTICLE 1   DEFINITIONS..................................................   1

ARTICLE 2   PURPOSES.....................................................   3

ARTICLE 3   ADMINISTRATION...............................................   3

ARTICLE 4   RIGHT OF FIRST REFUSAL.......................................   4

     4.1    Right of First Refusal.......................................   4

     4.2    Notice of Proposed Transfer..................................   4

     4.3    Exercise of Right of First Refusal...........................   4

     4.4    Purchase Price...............................................   4

     4.5    Payment......................................................   4

     4.6    Holder's Right to Transfer...................................   4

     4.7    Exempt Transfers.............................................   5

ARTICLE 5   STOCK SUBJECT TO PLAN........................................   5

     5.1    Shared Issues................................................   5

     5.2    Aggregate Limit..............................................   5

     5.3    Reallocation of Shares.......................................   6

ARTICLE 6   OPTIONS......................................................   6

     6.1    Award........................................................   6

     6.2    Option Price.................................................   6

     6.3    Maximum Option Period........................................   6

     6.4    Nontransferability...........................................   6

     6.5    Employee Status..............................................   6

     6.6    Exercise.....................................................   7

     6.7    Payment......................................................   7

     6.8    Installment Payment..........................................   7

     6.9    Stockholder Rights...........................................   8

     6.10   Disposition of Stock.........................................   8

ARTICLE 7   SARS.........................................................   8

     7.1    Award........................................................   8

     7.2    Maximum SAR Period...........................................   8

     7.3    Nontransferability...........................................   8

                               Table Of Contents
                                  (CONTINUED)

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                                                                                      Page
     7.4     Exercise...............................................................   8

     7.5     Employee Status........................................................   9

     7.6     Settlement.............................................................   9

     7.7     Stockholder Rights.....................................................   9

ARTICLE 8    STOCK AWARDS...........................................................   9

     8.1     Award..................................................................   9

     8.2     Vesting................................................................   9

     8.3     Employee Status........................................................   9

     8.4     Stockholder Rights; Eligibility Limits, Termination for Cause..........  10

ARTICLE 9    ADJUSTMENT UPON CHANGE IN COMMON STOCK.................................  10

ARTICLE 10   COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES..................  11

ARTICLE 11   GENERAL PROVISIONS.....................................................  11

    11.1     Effect on Employment and Service.......................................  11

    11.2     Unfunded Plan..........................................................  11

    11.3     Rules of Construction..................................................  12

ARTICLE 12   AMENDMENT..............................................................  12

ARTICLE 13   DURATION OF PLAN.......................................................  12

ARTICLE 14   EFFECTIVE DATE OF PLAN.................................................  12

                                      ii.

                                 CIDERA, INC.

                      1998 FOUNDERS STOCK INCENTIVE PLAN

                            (Amended and Restated)

                                 INTRODUCTION

     This Plan is an amendment and restatement of the Company's existing "SkyCache, Inc. 1998 Founders Stock Incentive Plan," as permitted by Article 12 of the Plan, and shall become effective on the date of approval of the amended and restated version of the Plan by the Company's board of directors.

                                   ARTICLE 1

                                  DEFINITIONS

     1.1 "Administrator" means the Board and any delegate of the Board that is appointed in accordance with Article 3.

     1.2 "Affiliate" means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company.

     1.3 "Agreement" means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an Option or SAR granted to such Participant.

     1.4  "Board" means the Board of Directors of the Company.

     1.5 "Code" means the Internal Revenue Code of 1986, and any amendments thereto.

     1.6  "Common Stock" means the common stock of the Company.

     1.7 "Company" means Cidera, Inc., a Delaware corporation. The Company was formerly known as SkyCache, Inc. prior to a name change approved by the Board on January 11, 2000.

     1.8 "Corresponding SAR" means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

     1.9 "Fair Market Value" means, on any given date, the value of one share of the Common Stock determined as follows:

               (i) if the Common Stock is listed on an established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

               (ii) in the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator using any reasonable method.

     1.10 "Initial Value" means, with respect to an SAR, the Fair Market Value on the date of grant.

     1.11 "Option" means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

     1.12 "Participant" means an employee, consultant or director of the Company or an Affiliate, including an employee who is a member of the Board or an individual who provides services to the Company or an Affiliate, who satisfies the requirements of Company policy and applicable statutes/regulations, and is selected by the Administrator to receive a Stock Award, an Option (ISO or Non-Qualified), an SAR, or a combination thereof

     1.13 "Plan" means the Cidera, Inc. 1998 Founders Stock Incentive Plan.

     1.14 "SAR" means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

     1.15 "Stock Award" means Common Stock awarded to a Participant under
Article 8.

     1.16 "Ten Percent Stockholder" means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary.

                                      2.

                                   ARTICLE 2

                                   PURPOSES

     The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying, and the grant of SARs and Stock Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                   ARTICLE 3

                                 ADMINISTRATION

     The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan, except as limited in Article 12 herein. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Board shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR or Stock Award. All expenses of administering this Plan shall be borne by the Company.

     The Board, in its discretion, may delegate to one or more officers of the Company all or part of the Board's authority and duties with respect to grants and awards, in which case references to the Administrator in this Article 3 shall include the Board's delegate or delegates. The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Board's delegate or delegates that were consistent with the terms of the Plan and the prior delegation.

                                      3.

                                   ARTICLE 4

                             RIGHT OF FIRST REFUSAL

     4.1 Right of First Refusal. Before any Common Stock held by any Participant ("Purchase Shares") upon exercise of an Option or any transferee of such shares (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including without limitation a transfer by gift or operation of law), the Company and/or its assignee(s) shall have an assignable right of first refusal to purchase the Purchase Shares to be sold or transferred (the "Offered Shares") on the terms and conditions set forth in this
Article 4 (the "Right of First Refusal").

     4.2 Notice of Proposed Transfer. The Holder of the Purchase Shares shall deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer the Offered Shares; (ii) the name of each proposed bona fide purchaser or other transferee ("Proposed Transferee"); (iii) the number of Offered Shares to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Shares (the "Offered Price"); and (v) that the Holder will offer to sell the Offered Shares to the Company and/or its assignee(s) at the Offered Price as provided in this Article 4.

     4.3 Exercise of Right of First Refusal. At any time within thirty (30) days after the date of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all of the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price determined as specified below.

     4.4 Purchase Price. The purchase price for the Offered Shares purchased under this Article 4 will be the Offered Price. If the Offered Price includes consideration other than cash, then the cash equivalent value of the non-cash consideration shall conclusively be deemed to be the value of such non-cash consideration as determined in good faith by the Administrator.

     4.5 Payment. Payment of the purchase price for Offered Shares will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by any combination thereof. The purchase price will be paid without interest within sixty (60) days after the Company's receipt of the Notice, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice.

     4.6 Holder's Right to Transfer. If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Article 4, then the Holder may sell or otherwise transfer such Offered Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, and provided further, that (i) any such sale or other transfer is effected in compliance with all applicable securities laws and (ii) the Proposed Transferee agrees in writing that the provisions

                                      4.

of this Article 4 will continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not transferred to the Proposed Transferee within such 120 day period, then a new Notice must be given to the Company, and the Company will again be offered the Right of First Refusal before any Purchase Shares held by the Holder may be sold or otherwise transferred.

     4.7  Exempt Transfers.  Notwithstanding anything to the contrary in this
Article 4, the following transfers of Purchase Shares will be exempt from the Right of First Refusal: (1) the transfer of any or all of the Purchase Shares during Participant's lifetime by gift or on Participant's death by will or intestacy to Participant's "immediate family" (as defined below) or to a trust for the benefit of Participant or Participant's immediate family, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section will continue to apply to the transferred Purchase Shares in the hands of such transferee or other recipient;
(ii) any transfer of Purchase Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the Right of First Refusal will continue to apply thereafter to such Purchase Shares, in which case the surviving corporation of such merger or consolidation shall succeed to the rights or the Company under this Section unless the agreement of merger or consolidation expressly otherwise provides); or (iii) any transfer of Purchase Shares pursuant to the winding up and dissolution of the Company. As used herein, the term "immediate family" will mean Participant's spouse, the lineal descendant or antecedent, father, mother, brother or sister, adopted child or grandchild of Participant or Participant's spouse, or the spouse of any child, adopted child, grandchild or adopted grandchild of Participant or Participant's spouse, and a person domiciled with the Participant and whom by affidavit is the domestic partner of the Participant in a committed relationship with one another.

                                   ARTICLE 5

                             STOCK SUBJECT TO PLAN

     5.1 Shared Issues. Upon the award of shares of Common Stock pursuant to a Stock Award the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

     5.2 Aggregate Limit. The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of SARs and Options and the grant of Stock Awards is 1,370,054 shares. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article 9. The exercise of an SAR will reduce the maximum aggregate number of shares of Common Stock that may be issued under this Plan only to the extent that the SAR is settled by the issuance of shares of Common Stock.

     5.3 Reallocation of Shares. If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR that is settled with Common Stock, the number of shares of Common Stock allocated to the Option or portion

                                      5.

thereof may be reallocated to other Options, SARs and Stock Awards to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise and settlement with Common Stock or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs and Stock Awards to be granted under this Plan. If a Stock Award is forfeited, in whole or in part, the number of shares forfeited may be reallocated to other Options, SARs and Stock Awards to be granted under this Plan.

                                   ARTICLE 6

                                    OPTIONS

     6.1 Award. In accordance with the provisions of Article 4, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards.

     6.2 Option Price. The price per share or the formula for determining the price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant. Notwithstanding the preceding sentence, the price per share for Common Stock purchased on the exercise of any Option that is an incentive stock option shall not be less than the Fair Market Value on the date the Option is granted or, in the case of an incentive stock option granted to an individual who is a Ten Percent Stockholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted.

     6.3 Maximum Option Period. The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an incentive stock option that is granted to a Participant who is a Ten Percent Stockholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option that is an incentive stock option may provide that it is exercisable for a period less than such maximum period.

     6.4 Nontransferability. Each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option or Stock obtained under this Plan shall be liable for, or subject to, any lien, obligation, assignment, or liability of such Participant.

     6.5  Employee Status. For purposes of determining the applicability of
Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service shall not be deemed interruptions of continuous

                                      6.

employment. Employment shall not be considered interrupted for plan participation or continuous vesting, for leaves of absence or any other extended absence outside the current control of the employee.

     6.6 Exercise. Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares, less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

     6.7 Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. If the Agreement provides, payment of all or part of the Option price may be made on a cashless basis by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

     6.8 Installment Payment. If the Participant is employed by the Company or an Affiliate on the date the Option is exercised, payment of all or part of the Option price may be made in installments. In that event the Company shall lend the Participant an amount equal to not more than ninety percent (90%) of the Option price of the shares acquired by the exercise of the Option. This amount shall be evidenced by the Participant's promissory note and shall be payable in not more than sixty equal monthly installments, unless the amount of the loan exceeds the maximum loan value for the shares purchased, which value shall be established from time to time by regulations of the Board of Governors of the Federal Reserve System. In that event, the note shall be payable in equal quarterly installments over a period of time not to exceed five years. The Administrator, however, may vary such terms and make such other provisions concerning the unpaid balance of such purchase price in the case of hardship, subsequent termination of employment, leave of absence or other absence beyond the current control of the employee, absence on military or government service, or subsequent death of the Participant as in its discretion are necessary or advisable in order to protect the Company, promote the purposes of the Plan and comply with regulations of the Board of Governors of the Federal Reserve System relating to securities credit transactions.

     The Participant shall pay interest on the unpaid balance at the minimum rate necessary to avoid imputed interest or original issue discount under the Code. All shares acquired with cash borrowed from the Company shall be pledged to the Company as security for the repayment thereof. In the discretion of the Administrator, shares of stock may be released from such pledge proportionately as payments on the note (together with interest) are made, provided the release of

                                      7.

such shares complies with the regulations of the Federal Reserve System relating to securities credit transactions then applicable. While shares are so pledged, and so long as there has been no default in the installment payments, such shares shall remain registered in the name of the Participant, and he shall have the right to vote such shares and to receive all dividends thereon.

     6.9 Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to his Option until the date of exercise of such Option.

     6.10 Disposition of Stock. A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

                                   ARTICLE 7

                                     SARS

     7.1 Award. The Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares covered by such awards. No Participant may be granted Corresponding SARs (under all incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

     7.2 Maximum SAR Period. The maximum period in which an SAR may be exercised shall be determined by the Administrator on the date of grant, except that no Corresponding SAR that is related to an incentive stock option shall be exercisable after the expiration of ten years from the date such related Option was granted. In the case of a Corresponding SAR that is related to an incentive stock option granted to a Participant who is a Ten Percent Stockholder, such Corresponding SAR shall not be exercisable after the expiration of five years from the date such related Option was granted. The terms of any Corresponding SAR that is related to an incentive stock option may provide that it is exercisable for a period less than such maximum period.

     7.3 Nontransferability. Each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. During the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or, liability of such Participant.

     7.4 Exercise. Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the

                                      8.

option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

     7.5 Employee Status. If the terms of any SAR provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service shall not be deemed interruptions of continuous employment. Employment shall not be considered interrupted for plan participation or continuous vesting, for leaves of absence or any other extended absence outside the current control of the employee.

     7.6 Settlement. At the Administrator's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

     7.7 Stockholder Rights. No Participant shall, as a result of receiving an SAR award, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

                                   ARTICLE 8

                                 STOCK AWARDS

     8.1 Award. The Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards.

     8.2 Vesting. The Administrator, on the date of the award, may prescribe that a Participant's rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement and or an incorporated Confidentiality and Engagement Agreement or similar instrument as set out in 8.4.

     8.3 Employee Status. In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service shall not be deemed interruptions of continuous employment. Employment shall not be considered interrupted for plan participation or continuous vesting, for leaves of absence or any other extended absence outside the current control of the employee.

     8.4 Stockholder Rights; Eligibility Limits, Termination for Cause. Prior any forfeiture (in accordance with the applicable Agreement and/or Confidentiality and Engagement Agreement, and while the shares of Common Stock granted pursuant to the Stock Award may be

                                      9.

forfeited or are nontransferable), a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, nor are such shares subject to any form of levy; (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

     Notwithstanding any other provision herein, at the Company's request, each Participant shall execute with the Agreement hereunder, any contract which is referenced in the Agreement where that contract is intended to protect Company trade secrets, the dissemination of Company information, and/or limitations on competition by a Participant. Any grant made in contravention of this provision shall be void or voidable and be entirely without effect. Furthermore, the Agreement and/or any contract as described above may delineate penalties for breach thereof, including but not limited to forfeiture of all rights of participation in this Plan, with full forfeiture of all benefits received or anticipated to be received under this Plan.

     Termination for cause shall, at the sole discretion of the Administrator, cause total forfeiture under this Plan, both of benefits already received and those which are anticipated. Termination for cause is defined as any act of dishonesty where the Company is the victim; or where there is any breach of any Agreement; or where a Participant deliberately has materially and in some measurable way endangered the operations of the Company or any client or any affiliate of the Company; or where there has been gross dereliction or abdication of duty or refusal to perform assigned duties consistent with required responsibilities; or where the Participant has violated in connection with Company work any employment law barring discrimination or implicating issues of safety of other persons, firms or property.

                                   ARTICLE 9

                    ADJUSTMENT UPON CHANGE IN COMMON STOCK

     The maximum number of shares as to which Options, SARs and Stock Awards may be granted under this Plan and the terms of outstanding Stock Awards, Options, and SARs shall be adjusted as the Board shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article 9 by the Board shall be final and conclusive.

     The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of

                                      10.

shares as to which Options, SARs and Stock Awards may be granted or the terms of outstanding Stock Awards, Options or SARs.

     The Administrator may make Stock Awards and may grant Options and SARs in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article 9. Notwithstanding any provision of the Plan (other than the limitation of Section 5.2), the terms of such substituted Stock Awards or Option or SAR grants shall be as the Administrator, in its discretion, determines is appropriate.

                                   ARTICLE 10

             COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

     No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                                   ARTICLE 11

                               GENERAL PROVISIONS

     11.1 Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

     11.2 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

                                      11.

     11.3 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                  ARTICLE 12

                                   AMENDMENT

     The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until stockholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding Stock Award, Option or SAR outstanding at the time such amendment is made. No amendment (other than (i) and (ii) above) may be undertaken to this Plan or Agreements hereunder without the express written permission of the Participant; no Participant refusal to agree to such an amendment may be taken into account in any aspect of employment with the Company or participation in this or any subsequent Plan.

                                  ARTICLE 13

                               DURATION OF PLAN

     No Stock Award, Option or SAR may be granted under this Plan more than ten years after the earlier of the date this Plan is adopted by the Board or the date this Plan is approved by stockholders in accordance with Article 14. Stock Awards, Options and SARs granted before that date shall remain valid in accordance with their terms.

                                   ARTICLE 14

                             EFFECTIVE DATE OF PLAN

     Options and SARs may be granted under this Plan upon its adoption by the Board, provided that no Option or SAR shall be effective or exercisable unless this Plan is approved by a majority of the votes entitled to be cast by the Company's stockholders, voting either in person or by proxy, at a duly held stockholders' meeting within twelve months of such adoption. Stock Awards may be granted under this Plan upon the later of its adoption by the Board or its approval by stockholders in accordance with the preceding sentence.

                                     12.